Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

DIRECTOR OF THE PEOPLES BANK RETIRES

BILOXI, MS (October 28, 2016) — The Peoples Bank, a 120-year old subsidiary of Peoples Financial Corporation (NASDAQ Capital Market: PFBX) announced today the retirement of director Tyrone J. Gollott from the board of directors.

“We will miss Tyrone’s exceptional leadership,” said Chevis C. Swetman, Chairman and Chief Executive Officer. “For the past twenty-three years, he has provided the board with insightful business perspectives and valuable management experience which has contributed greatly to the growth of our company,” Swetman added.

Gollott was elected a director of The Peoples Bank in 1993. He is currently president of G & W Enterprises, Inc., a member of the Gollott Family L.P. and a partner with GTT, LLC. Gollott is also a long-term member of the Biloxi Business Mens Club and Fleur De Lis Club.

Founded in 1896, with $683 million in assets as of September 30, 2016, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation is listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.